CONTACT:	Vince Arnone	Devin Sullivan
	President and CEO	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE
FUEL TECH REPORTS 2020 FIRST QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill. - May 12, 2020 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control and water treatment in utility and industrial applications, today reported financial results for the first quarter ended March 31, 2020 (“Q1 2020”).
“Q1 2020 results primarily reflected continued delays in closing new Air Pollution Control (“APC”) business awards, along with lower revenues at FUEL CHEM®,” said Vincent J. Arnone, Chairman, President and CEO of Fuel Tech. “We are cautiously optimistic about new APC awards this year and are in various stages of negotiations for contracts with an aggregate total value of $10 to $15 million that we are targeting to close by the end of the current second quarter.
“We recently announced two FUEL CHEM® demonstration orders using the Company’s proprietary TIFI Bio™ (Targeted In-Furnace Injection) technology for new domestic industrial power customers utilizing biomass as the source of fuel. Successful demonstrations at both plants would lead to on-going commercial programs commencing in the third quarter of 2020, with such commercial programs generating estimated annual revenue of $500,000 to $750,000 per site when the units at the site are operational and utilizing the technology on a continual basis throughout the year.”
Mr. Arnone continued, “The suspension of our underperforming China operation (“Beijing Fuel Tech”) is substantially complete. In addition to the removal of $2.0 million of annual China operating losses, we have collected and repatriated a total of $0.8 million in cash as of March 31, 2020 and we expect to repatriate more funds later in 2020. We ended the quarter with $11.1 million in cash and cash equivalents and no debt, which we view as a significant advantage as we weather these APC award delays.
“As previously announced, all Company Officers voluntarily reduced their base salary by 10% effective March 1, 2020, and each non-employee member of the Board of Directors reduced his or her base Director Fee by 10% effective March 1, 2020 to help preserve our cash during this challenging period.”

DGI™ Dissolved Gas Infusion
The Company expected to commence an on-site demonstration of its water technology at a pulp and paper facility in the Midwest early in the second quarter of 2020. However, this demonstration has been delayed due to the impact of COVID-19, as the site where the demonstration is planned implemented a policy allowing only essential operating personnel at the plant site indefinitely. We expect this demonstration to begin shortly after the plant site curtails its current policy, however the timing is unknown. We are advancing conversations with several other potential customers across a variety of industries.
Q1 2020 Consolidated Results Overview
Consolidated revenues declined to $3.8 million from $10.2 million in Q1 2019, primarily reflecting significantly lower revenues at APC, as well as a revenue decline at FUEL CHEM. Results for Q1 2020 and Q1 2019 included revenues from Beijing Fuel Tech of approximately $0.0 and $0.3 million, respectively.
Gross margin for Q1 2020 was 40.4% of revenues compared to 39.5% of revenues in Q1 2019.
SG&A expenses declined by 12.8% to $3.9 million from $4.5 million in Q1 2019.
Net loss from continuing operations was $(2.6) million, or $(0.10) per share, compared to net loss from continuing operations of $(1.3) million, or $(0.05) per share. Net income (loss) from continuing operations in Q1 2020 and Q1 2019 attributable to Beijing Fuel Tech was $0.1 million and $(0.9) million, respectively.
Capital projects backlog at March 31, 2020 was $9.2 million, $8.4 million of which was domestic, compared to $9.7 million at December 31, 2019, of which 8.6 million was domestic.
APC segment revenues declined to $1.2 million from $5.8 million in Q1 2019, primarily the result of a lower capital projects backlog and a delay in new contract awards. APC gross margin was $0.4 million, or 36%, as compared to $1.9 million, or 32.8%, in Q1 2019. APC results for Q1 2020 included no revenues from Beijing Fuel Tech and an operating loss of $0.02 million. In Q1 2019, revenues from Beijing Fuel Tech were $0.3 million and the operating loss was $(0.9) million.
FUEL CHEM segment revenues were $2.6 million compared to $4.4 million in Q1 2019. This segment’s performance was impacted by unplanned customer unit outages, warmer than usual weather, and the continued trend towards the reduction in electricity demand from coal-fired combustion units driven by the availability of low-cost natural gas units in many regions of the country. Segment gross margin was 42.4% in Q1 and 48.4% in Q1 2019.
Adjusted EBITDA loss was $(2.2) million compared to an Adjusted EBITDA loss of $(0.9) million in Q1 2019.

Financial Condition
At March 31, 2020, total cash was $11.1 million including restricted cash of $3.1 million, down from total cash of $13.5 million, including restricted cash of $2.6 million, at December 31, 2019. Stockholders’ equity was $23.5 million, or $0.95 per share, and the Company had zero debt.
On April 15, 2020, the Company received $1.6 million in loan proceeds from the Paycheck Protection Program (the “PPP”), established pursuant to the recently enacted Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and administered by the U.S. Small Business Administration (“SBA”). The unsecured loan is evidenced by a promissory note of the Company dated April 15, 2020 (the “Note”) in the principal amount of $1.6 million issued to BMO Harris Bank N.A. (the “Bank”), the lender, pursuant to a loan agreement, dated April 15, 2020, between the Company and the Bank. Under the terms of the Agreement, the Note and the PPP Loan, interest will accrue on the outstanding principal at the rate of 1.0% per annum. Additional information concerning this loan is available in the Company’s Form 10-Q for the period ended March 31, 2020.
COVID-19
Fuel Tech is a key supplier of critical infrastructure projects and currently qualifies as an “essential business.” Our operations remain active and we are supporting our customers during these challenging times. The Company has developed and deployed a series of initiatives designed to minimize disruptions to its normal business activities and preserve its ability to execute its objectives. We are following federal, state, and local guidelines to ensure the safety of our employees in all facilities where we do business, including customer sites and Company offices.
Overall, the impact of COVID-19 on our financial results for the first quarter of 2020 was not material. However, as we have moved into the second quarter, we are seeing the impact of COVID-19 on our business activity. For our FUEL CHEM business segment, operations have continued. However, the extensive economic slow-down driven by COVID-19 has dramatically reduced electricity demand and, as a result, energy dispatch to many power generation units. Our FUEL CHEM revenue will deteriorate at accounts that are not dispatched for power generation. For our APC business, depending on the nature of a potential customer’s business and its near-term planning requirements, we are finding that some projects are moving forward as planned, while others are being delayed until a later time when the economic outlook is more determinable. We are very carefully watching the impact of COVID-19 on our financial results and will report more on this subject in the future.

Conference Call
Management will host a conference call on Wednesday, May 13, 2020 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

•	(877) 423-9820 (Domestic) or

•	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question and answer session. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.
About Fuel Tech
Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share data)

	March 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$8,003	$10,914
Restricted cash	2,771	2,080
Accounts receivable, net	5,620	6,473
Inventories, net	367	264
Prepaid expenses and other current assets	1,729	1,879
Income taxes receivable	69	—
Total current assets	18,559	21,610
Property and equipment, net of accumulated depreciation of $26,326 and $26,174, respectively	5,500	5,662
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $1,033 and $991, respectively	877	906
Restricted cash	362	507
Right-of-use operating lease assets	1,095	980
Other assets	412	443
Total assets	$28,921	$32,224
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,793	$2,117
Accrued liabilities:
Operating lease liabilities - current	284	300
Employee compensation	609	519
Income taxes payable	36	—
Other accrued liabilities	1,510	1,976
Total current liabilities	4,232	4,912
Operating lease liabilities - non-current	794	680
Deferred income taxes, net	172	171
Other liabilities	270	286
Total liabilities	5,468	6,049
COMMITMENTS AND CONTINGENCIES (Note 13)
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 25,404,299 and 25,053,480 shares issued, and 24,636,390 and 24,592,578 shares outstanding, respectively	254	254
Additional paid-in capital	139,641	139,560
Accumulated deficit	(112,892)	(110,325)
Accumulated other comprehensive loss	(2,009)	(1,778)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(1,617)	(1,612)
Total stockholders’ equity	23,453	26,175
Total liabilities and stockholders’ equity	$28,921	$32,224

FUEL TECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2020	2019
Revenues	$3,778	$10,155
Costs and expenses:
Cost of sales	2,251	6,141
Selling, general and administrative	3,886	4,458
Restructuring charge	—	595
Research and development	324	266
	6,461	11,460
Operating loss from continuing operations	(2,683)	(1,305)
Interest expense	(3)	(1)
Interest income	11	2
Other income	226	25
Loss from continuing operations before income taxes	(2,449)	(1,279)
Income tax expense	(118)	—
Net loss from continuing operations	(2,567)	(1,279)
Loss from discontinued operations (net of income tax benefit of $0 in 2020 and 2019)	—	(10)
Net loss	$(2,567)	$(1,289)
Net loss per common share:
Basic
Continuing operations	$(0.10)	$(0.05)
Discontinued operations	$—	$—
Basic net loss per common share	$(0.10)	$(0.05)
Diluted
Continuing operations	$(0.10)	$(0.05)
Discontinued operations	$—	$—
Diluted net loss per common share	$(0.10)	$(0.05)
Weighted-average number of common shares outstanding:
Basic	24,597,000	24,177,000
Diluted	24,597,000	24,177,000

FUEL TECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2020	2019
Net loss	$(2,567)	$(1,289)
Other comprehensive income loss:
Foreign currency translation adjustments	(231)	104
Comprehensive loss	$(2,798)	$(1,185)

FUEL TECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2020	2019
Operating Activities
Net loss	$(2,567)	$(1,289)
Loss from discontinued operations	—	10
Net loss from continuing operations	(2,567)	(1,279)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	163	244
Amortization	43	32
Stock-based compensation, net of forfeitures	81	96
Changes in operating assets and liabilities:
Accounts receivable	795	720
Inventories	(104)	154
Prepaid expenses, other current assets and other non-current assets	99	187
Accounts payable	(313)	(3,174)
Accrued liabilities and other non-current liabilities	(102)	(1,870)
Net cash used in operating activities - continuing operations	(1,905)	(4,890)
Net cash used in operating activities - discontinued operations	—	(10)
Net cash used in operating activities	(1,905)	(4,900)
Investing Activities
Purchases of equipment and patents	(14)	(279)
Proceeds from the sale of equipment	—	55
Net cash used in investing activities	(14)	(224)
Financing Activities
Taxes paid on behalf of equity award participants	(5)	(2)
Net cash used in financing activities	(5)	(2)
Effect of exchange rate fluctuations on cash	(441)	222
Net decrease in cash, cash equivalents and restricted cash	(2,365)	(4,904)
Cash, cash equivalents, and restricted cash at beginning of period (Note 2)	13,501	18,059
Cash, cash equivalents and restricted cash at end of period (Note 2)	$11,136	$13,155

FUEL TECH, INC.
BUSINESS SEGMENT FINANCIAL DATA
(Unaudited)
(in thousands)

Three months ended March 31, 2020	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$1,196	$2,582	$—	$3,778
Cost of sales	(765)	(1,486)	—	(2,251)
Gross margin	431	1,096	—	1,527
Selling, general and administrative	—	—	(3,886)	(3,886)
Research and development	—	—	(324)	(324)
Operating income (loss) from continuing operations	$431	$1,096	$(4,210)	$(2,683)

Three months ended March 31, 2019	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$5,789	$4,366	$—	$10,155
Cost of sales	(3,889)	(2,252)	—	(6,141)
Gross margin	1,900	2,114	—	4,014
Selling, general and administrative	—	—	(4,458)	(4,458)
Restructuring Charge	(595)		—	(595)
Research and development	—	—	(266)	(266)
Operating income (loss) from continuing operations	$1,305	$2,114	$(4,724)	$(1,305)

FUEL TECH, INC.
GEOGRAPHIC INFORMATION
(Unaudited)
(in thousands)
Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

	Three Months Ended March 31,
	2020	2019
Revenues:
United States	3,097	8,815
Foreign	681	1,340
	3,778	10,155

	March 31, 2020	December 31, 2019
Assets:
United States	$21,887	$23,460
Foreign	7,034	8,764
	$28,921	$32,224

FUEL TECH, INC.
RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2020	2019
Net income (loss)	$(2,567)	$(1,289)
Interest income	(8)	(1)
Income tax expense	118	—
Depreciation expense	163	244
Amortization expense	43	32
EBITDA	(2,251)	(1,014)
Stock compensation expense	81	96
ADJUSTED EBITDA	(2,170)	(918)

Adjusted EBITDA
To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.
Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.